Exhibit 10.27

[FM Services Company Letterhead]

October 21, 2003

Dr. Morrison Bethea

2633 Napoleon Avenue

New Orleans, LA  70115

Dear Dr. Bethea:

Supplemental Agreement Providing an Amendment to the

Consulting Agreement of November 1, 1993, as amended

I am writing in reference to the consulting Agreement of November 1, 1993 (“The Consulting Agreement”), as amended, between you and FM Services Company (The “Company”).

By way of this Supplemental Agreement, the company would like to increase your annual retainer from $150,000 to $155,000 effective November 1, 2003.  This Supplemental Agreement also confirms the automatic renewal of the Consulting Agreement for period November 1, 2003, through October 31, 2004.  All other terms and conditions of your Consulting Agreement, as amended, with FM Services Company will remain unchanged.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

Agreed to and Accepted:

Richard C. Adkerson

By:

 /s/ Dr. Morrison Bethea

Chairman of the Board and President

Dr. Morrison Bethea

FM Services Company

Date:

 10/30/03